FORM N-CSR ITEM 10(C) EXHIBIT

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                   SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            The undersigned hereby certify in their capacity as Treasurer an President, respectively, of The Wright Managed Income Trust (the "Trust")
(on behalf of Wright U.S. Treasury Money Market Fund, Wright U.S. Government Near Term Fund, Wright U. S. Government Intermediate Fund, Wright Total Return Bond Fund and Wright Current Income Fund), that:

   (a) the Annual Report f the Trust (on behalf of Wright U.S. Treasury Money Market Fund, Wright U.S. Government Near Term Fund, Wright U.S. Government Intermediate Fund, Wright Total Return Bond Fund and Wright Current Income Fund)on Form N-CSR for the period ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   (b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Trust (on behalf of Wright U.S. Treasury Money Market Fund, Wright U.S. Government Near Term Fund , Wright U.S. Government Intermediate Fund, Wright Total Return Bond Fund and Wright Current Income Fund) for such period.

A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE TRUST AND WILL BE RETAINED BY THE TRUST AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

 The Wright Managed Income Trust(On behalf of Wright U.S. Treasury Money Market Fund, Wright U.S. Government Near Term Fund, Wright U.S. Government Intermediate Fund, Wright Total Return Bond Fund and Wright Current Income
 Fund)

Date: March 3, 2004

/s/ James L. O'Connor
------------------------
James L. O'Connor
Treasurer

Date: March 3, 2004

/s/ Peter M. Donovan
------------------------
Peter M. Donovan
President
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